Exhibit 99.1

PRESS RELEASE

PacWest Bancorp
(Nasdaq: PACW)

Contact:	Matthew P. Wagner	Patrick J. Rusnak
	President and CEO	Executive Vice President and CFO
Phone:	310-887-8520	714-989-4705

FOR IMMEDIATE RELEASE	January 21, 2020

PACWEST BANCORP ANNOUNCES RESULTS

FOR THE FOURTH QUARTER AND FULL YEAR 2019

Fourth Quarter 2019 Highlights

•	Net Earnings of $117.9 Million, or $0.98 Per Diluted Share
•	Loan and Lease Production of $1.0 Billion; $111 Million of Net Loan Growth
•	Core Deposits Represents 84% of Total Deposits
•	Cost of Average Total Deposits Decreased 12 Basis Points from Q3 to 71 Basis Points
•	Net Charge-offs to Average Loans of Two Basis Points

Full Year 2019 Highlights

•	Net Earnings of $468.6 Million, or $3.90 Per Diluted Share
•	Loan and Lease Production of $4.9 Billion; $889 Million of Net Loan Growth or 5%
•	Net Charge-offs to Average Loans of Nine Basis Points; 62% Lower for 2019 Compared to 2018

Los Angeles, California . . . PacWest Bancorp (Nasdaq: PACW) today announced net earnings for the fourth quarter of 2019 of $117.9 million, or $0.98 per diluted share, compared to net earnings for the third quarter of 2019 of $110.0 million, or $0.92 per diluted share. The increase in net earnings in the fourth quarter was primarily due to lower income tax expense, of which $9.1 million related to benefits from changes in state apportionment. Net earnings for the full year 2019 were $468.6 million, or $3.90 per diluted share, compared to net earnings for the full year 2018 of $465.3 million, or $3.72 per diluted share.

Matt Wagner, President and CEO, commented, “We finished the year with strong earnings and continued improvement in our credit quality metrics and credit costs reflected by our fourth quarter net charge-offs ratio of two basis points. Our fourth quarter results produced a return on assets of 1.77% and a return on tangible equity of 19.98%.”

Mr. Wagner continued, “The strong fourth quarter capped a year of profitable growth and continued our solid operating performance resulting in a 2019 return on assets of 1.80% and return on tangible equity of 20.66%. The de-risking strategy initiated in 2017 has proven to be successful as our net charge-offs ratio decreased from 40 basis points in 2017 to nine basis points in 2019, while the provision for credit losses declined by 63% from $59.0 million for non-PCI loans in 2017 to $22.0 million in 2019. Our strategy and these outstanding operating results allowed us to return $444 million to our stockholders in 2019 through stock repurchases and dividends. Our earnings per share for the full year 2019 increased by 5% over the prior year to $3.90.”

Mr. Wagner added, “In 2019, we successfully completed the rebranding of all of our operating groups under one brand as Pacific Western Bank. As we head into 2020, we will continue to focus on profitable growth and increasing the value of our franchise for our stockholders.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Year Ended
	December 31,	September 30,	Increase	December 31,		Increase
Financial Highlights	2019	2019	(Decrease)	2019	2018	(Decrease)
	(Dollars in thousands, except per share data)
Net earnings	$117,881	$110,026	$7,855	$468,636	$465,339	$3,297
Diluted earnings per share	$0.98	$0.92	$0.06	$3.90	$3.72	$0.18
Return on average assets	1.77%	1.65%	0.12	1.80%	1.91%	(0.11)
Return on average tangible equity (1)	19.98%	19.01%	0.97	20.66%	21.22%	(0.56)

Net interest margin ("NIM") (tax equivalent)	4.33%	4.46%	(0.13)	4.54%	5.05%	(0.51)
Yield on average loans and leases (tax equivalent)	5.67%	5.91%	(0.24)	6.00%	6.22%	(0.22)
Cost of average total deposits	0.71%	0.83%	(0.12)	0.77%	0.44%	0.33
Efficiency ratio	44.8%	42.3%	2.5	42.7%	41.0%	1.7

Total assets	$26,770,806	$26,724,627	$46,179	$26,770,806	$25,731,354	$1,039,452
Loans and leases held for investment, net of deferred fees	$18,846,872	$18,735,543	$111,329	$18,846,872	$17,957,713	$889,159
Noninterest-bearing demand deposits	$7,243,298	$7,441,185	$(197,887)	$7,243,298	$7,888,915	$(645,617)
Core deposits	$16,187,287	$16,471,264	$(283,977)	$16,187,287	$16,346,671	$(159,384)
Total deposits	$19,233,036	$19,733,203	$(500,167)	$19,233,036	$18,870,501	$362,535

As percentage of total deposits:
Noninterest-bearing demand deposits	38%	38%	-	38%	42%	(4)
Core deposits	84%	84%	-	84%	87%	(3)

Equity to assets ratio	18.51%	18.41%	0.10	18.51%	18.75%	(0.24)
Tangible common equity ratio (1)	9.79%	9.65%	0.14	9.79%	9.60%	0.19
Book value per share	$41.36	$41.06	$0.30	$41.36	$39.17	$2.19
Tangible book value per share (1)	$19.77	$19.43	$0.34	$19.77	$18.02	$1.75

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

Net Interest Income

Net interest income decreased by $5.6 million to $246.6 million for the fourth quarter of 2019 compared to $252.2 million for the third quarter of 2019 due mainly to a lower yield on average loans and leases and a lower balance of average loans and leases. The tax equivalent yield on average loans and leases was 5.67% for the fourth quarter of 2019 compared to 5.91% for the third quarter of 2019. The decrease in the yield on average loans and leases was due principally to the repricing of variable-rate loans causing lower coupon interest in addition to lower loan fee income in the fourth quarter compared to the third quarter, offset partially by higher loan prepayment fees. The prepayment fees added seven basis points to the fourth quarter yield on average loans and leases and five basis points to the third quarter yield on average loans and leases.

The tax equivalent NIM was 4.33% for the fourth quarter of 2019 compared to 4.46% for the third quarter of 2019. The decrease in the NIM was due mainly to the repricing of variable-rate loans causing lower coupon interest and lower loan fee income, offset partially by the lower cost of interest-bearing liabilities.

The cost of average total deposits decreased to 0.71% for the fourth quarter of 2019 from 0.83% for the third quarter of 2019 due mainly to a lower cost of average interest-bearing deposits, offset partially by a lower average balance of noninterest-bearing deposits. Our cost of average total deposits has declined from a 2019 peak of 86 basis points in the month of July to a 2019 low of 66 basis points in the month of December. The lower cost of average interest-bearing deposits reflected actions taken to reduce deposit rates in light of the fed funds target rate cuts during the second half of 2019.

Provision for Credit Losses

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Provision for Credit Losses	2019	2019	(Decrease)
		(In thousands)
Addition to allowance for loan and lease losses	$1,000	$8,000	$(7,000)
Addition (reduction) to reserve for unfunded loan commitments	2,000	(1,000)	3,000
Total provision for credit losses	$3,000	$7,000	$(4,000)

The increase in the provision for unfunded commitments was the result of significant growth in unfunded construction loan commitments in the fourth quarter of 2019.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Income	2019	2019	(Decrease)
		(In thousands)
Service charges on deposit accounts	$3,611	$3,525	$86
Other commissions and fees	10,170	10,855	(685)
Leased equipment income	10,648	9,615	1,033
Gain on sale of loans and leases	23	765	(742)
Gain on sale of securities	184	908	(724)
Other income:
Dividends and (losses) gains on equity investments	(794)	14	(808)
Warrant income	1,240	3,936	(2,696)
Other	2,094	3,811	(1,717)
Total noninterest income	$27,176	$33,429	$(6,253)

Noninterest income decreased by $6.3 million to $27.2 million for the fourth quarter of 2019 compared to $33.4 million for the third quarter of 2019 due primarily to a $2.7 million decrease in warrant income, a $1.7 million decrease in other income, a $0.8 million decrease in dividends and gains on equity investments, a $0.7 million decrease in gain on sale of loans and leases, and a $0.7 million decrease in gain on sale of securities, offset partially by a $1.0 million increase in leased equipment income. The decrease in warrant income was due to lower gains resulting from exercised warrants. The decrease in other income was due mainly to lower gains from lease terminations. The decreases in gain on sale of loans and leases and gain on sale of securities were attributable to a lower level of sales activity in the fourth quarter of 2019 as compared to the third quarter of 2019. The increase in leased equipment income was due primarily to a higher average balance of leased equipment in the fourth quarter compared to the third quarter.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,	Increase
Noninterest Expense	2019	2019	(Decrease)
		(In thousands)
Compensation	$74,637	$71,424	$3,213
Occupancy	14,541	14,089	452
Data processing	6,770	7,044	(274)
Other professional services	4,261	4,400	(139)
Insurance and assessments	4,168	4,100	68
Intangible asset amortization	4,153	4,833	(680)
Leased equipment depreciation	6,856	5,951	905
Foreclosed assets (income) expense, net	(3,446)	8	(3,454)
Acquisition, integration and reorganization costs	(269)	-	(269)
Customer related expense	3,952	3,539	413
Loan expense	2,967	3,628	(661)
Other	5,138	7,793	(2,655)
Total noninterest expense	$123,728	$126,809	$(3,081)

Noninterest expense decreased by $3.1 million to $123.7 million for the fourth quarter of 2019 compared to $126.8 million for the third quarter of 2019 attributable primarily to a $3.5 million increase in foreclosed assets income and a $2.7 million decrease in other expense, offset partially by a $3.2 million increase in compensation expense. Foreclosed assets income increased due to a $3.3 million gain on the sale of a repossessed asset. Other expense decreased due primarily to a $1.7 million reversal of previously accrued merger costs and a $1.1 million credit adjustment to franchise tax expense for refunds related to state apportionment changes. Compensation expense increased due mainly to higher bonus expense of $2.9 million.

Income Taxes

The overall effective income tax rate was 19.8% for the fourth quarter of 2019 and 27.5% for the third quarter of 2019. The fourth quarter 2019 effective tax rate was lower due primarily to $9.1 million of benefits related to changes in state apportionment net of the federal tax effect. The effective tax rate for the year ended December 31, 2019 was 26.0% and for the full year 2020 is currently estimated to be in the range of 26-28%.

BALANCE SHEET HIGHLIGHTS

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Year Ended
Roll Forward of Loans and Leases Held	December 31,	September 30,	December 31,
for Investment, Net of Deferred Fees (1)	2019	2019	2019
	(Dollars in thousands)
Balance, beginning of period	$18,735,543	$18,472,852	$17,957,713
Additions:
Production	1,021,334	1,230,817	4,863,288
Disbursements	1,317,389	1,288,111	5,092,219
Total production and disbursements	2,338,723	2,518,928	9,955,507
Reductions:
Payoffs	(816,134)	(1,390,883)	(4,669,530)
Paydowns	(1,406,475)	(837,551)	(4,262,977)
Total payoffs and paydowns	(2,222,609)	(2,228,434)	(8,932,507)
Sales	(43)	(21,302)	(76,335)
Transfers to foreclosed assets	(83)	-	(120)
Charge-offs	(4,659)	(6,501)	(32,262)
Transfers to loans held for sale	-	-	(25,124)
Total reductions	(2,227,394)	(2,256,237)	(9,066,348)
Net increase	111,329	262,691	889,159
Balance, end of period	$18,846,872	$18,735,543	$18,846,872

Weighted average rate on production (2)	4.73%	5.28%	5.06%

(1)	Includes direct financing leases but excludes equipment leased to others under operating leases.
(2)	The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 22 basis points to loan yields in 2019.

Loans and leases held for investment, net of deferred fees, increased by $111.3 million, or 2.4% annualized, in the fourth quarter of 2019 to $18.8 billion at December 31, 2019. The net loan growth in the fourth quarter was primarily from the income producing and other residential real estate mortgage loan portfolio class and the residential real estate construction loan portfolio class. For the year ended December 31, 2019, loans and leases held for investment, net of deferred fees, increased by $889.2 million or 5.0%.

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	December 31, 2019		September 30, 2019		December 31, 2018
		% of		% of		% of
Loan and Lease Portfolio	Amount	Total	Amount	Total	Amount	Total
	(In thousands)
Real estate mortgage:
Commercial	$4,202,687	22%	$4,300,566	23%	$4,824,298	27%
Income producing and other residential	3,770,060	20%	3,596,358	19%	3,093,843	17%
Total real estate mortgage	7,972,747	42%	7,896,924	42%	7,918,141	44%
Real estate construction and land:
Commercial	1,082,368	6%	1,009,362	6%	912,583	5%
Residential	1,655,434	9%	1,542,112	8%	1,321,073	8%
Total real estate construction and land	2,737,802	15%	2,551,474	14%	2,233,656	13%
Total real estate	10,710,549	57%	10,448,398	56%	10,151,797	57%
Commercial:
Asset-based	3,748,407	20%	3,810,741	20%	3,305,421	18%
Venture capital	2,179,422	12%	2,209,649	12%	2,038,748	11%
Other commercial	1,767,667	9%	1,858,167	10%	2,060,426	12%
Total commercial	7,695,496	41%	7,878,557	42%	7,404,595	41%
Consumer	440,827	2%	408,588	2%	401,321	2%
Total loans and leases held for investment, net of deferred fees	$18,846,872	100%	$18,735,543	100%	$17,957,713	100%

Total unfunded loan commitments	$8,183,158		$7,790,796		$7,528,248

Allowance for Credit Losses

The following tables present roll forwards of the allowance for credit losses for the periods indicated:

	Three Months Ended December 31, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$138,552	$33,861	$172,413
Charge-offs	(4,659)	-	(4,659)
Recoveries	3,892	-	3,892
Net charge-offs	(767)	-	(767)
Provision	1,000	2,000	3,000
Ending balance	$138,785	$35,861	$174,646

	Three Months Ended September 30, 2019
	Allowance for	Reserve for	Total
Allowance for Credit	Loan and	Unfunded Loan	Allowance for
Losses Rollforward	Lease Losses	Commitments	Credit Losses
	(In thousands)
Beginning balance	$135,037	$34,861	$169,898
Charge-offs	(6,501)	-	(6,501)
Recoveries	2,016	-	2,016
Net charge-offs	(4,485)	-	(4,485)
Provision	8,000	(1,000)	7,000
Ending balance	$138,552	$33,861	$172,413

Allowance for Credit	Year Ended December 31,
Losses Rollforward	2019	2018
	(In thousands)
Beginning balance	$169,333	$168,091
Charge-offs	(32,262)	(59,042)
Recoveries	15,575	15,284
Net charge-offs	(16,687)	(43,758)
Provision	22,000	45,000
Ending balance	$174,646	$169,333

The allowance for credit losses as a percentage of loans and leases held for investment was 0.93% at December 31, 2019 and 0.92% at September 30, 2019.

Gross charge-offs for the fourth quarter of 2019 were $4.7 million and included $3.2 million for venture capital loans and $1.0 million for other commercial loans compared to gross charge-offs for the third quarter of 2019 of $6.5 million that included $4.4 million for venture capital loans and $1.7 million for other commercial loans.

Recoveries for the fourth quarter of 2019 were $3.9 million and included $1.8 million for other commercial loans, $0.9 million for asset-based loans, and $0.6 million for venture capital loans compared to recoveries for the third quarter of 2019 of $2.0 million that included $1.2 million for other commercial loans and $0.4 million for venture capital loans.

For the fourth quarter of 2019 and third quarter of 2019, annualized net charge-offs to average loans and leases were 0.02% and 0.10%.

For the full year 2019, net charge-offs were $16.7 million, of which $10.9 million related to one asset-based loan, while $1.2 million related to venture capital loans, a decrease from the full year 2018 net charge-offs of $43.8 million that included $24.2 million for venture capital loans. This resulted in a decrease in net charge-offs to average loans for the venture capital portfolio from 1.17% in 2018 to 0.06% in 2019.

For the full years 2019 and 2018, net charge-offs to average loans and leases declined to 0.09% from 0.26%.

Deposits and Client Investment Funds

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31, 2019		September 30, 2019		December 31, 2018
		% of		% of		% of
Deposit Composition	Amount	Total	Amount	Total	Amount	Total
	(Dollars in thousands)
Noninterest-bearing demand	$7,243,298	38%	$7,441,185	38%	$7,888,915	42%
Interest checking	3,753,978	19%	3,645,660	18%	2,842,463	15%
Money market	4,690,420	24%	4,870,344	25%	5,043,871	27%
Savings	499,591	3%	514,075	3%	571,422	3%
Total core deposits	16,187,287	84%	16,471,264	84%	16,346,671	87%
Non-core non-maturity deposits	496,407	3%	479,732	2%	518,192	3%
Total non-maturity deposits	16,683,694	87%	16,950,996	86%	16,864,863	90%
Time deposits $250,000 and under	2,065,733	11%	2,282,976	12%	1,593,453	8%
Time deposits over $250,000	483,609	2%	499,231	2%	412,185	2%
Total time deposits	2,549,342	13%	2,782,207	14%	2,005,638	10%
Total deposits	$19,233,036	100%	$19,733,203	100%	$18,870,501	100%

At December 31, 2019, core deposits totaled $16.2 billion, or 84% of total deposits, including $7.2 billion of noninterest-bearing demand deposits, or 38% of total deposits. For the year ended December 31, 2019, total deposits increased by $362.5 million, or 2%, while core deposits decreased by $159.4 million, or 1%.

In addition to deposit products, we also offer alternative non-depository cash investment options for select clients; these alternatives include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds at December 31, 2019 were $1.5 billion, of which $1.2 billion was managed by PWAM.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	December 31,	September 30,	Increase
Credit Quality Metrics	2019	2019	(Decrease)
	(Dollars in thousands)
NPAs and Performing TDRs:
Nonaccrual loans and leases held for investment (1)	$92,353	$99,113	$(6,760)
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	440	1,366	(926)
Total nonperforming assets ("NPAs")	$92,793	$100,479	$(7,686)

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.49%	0.53%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.49%	0.54%

Nonaccrual loans and leases held for investment (1)	$92,353	$99,113	$(6,760)
Performing TDRs held for investment	12,257	16,329	(4,072)
Total impaired loans and leases	$104,610	$115,442	$(10,832)

Loan and Lease Credit Risk Ratings:
Pass	$18,348,004	$18,279,011	$68,993
Special mention	322,956	267,925	55,031
Classified	175,912	188,607	(12,695)
Total loans and leases held for investment, net of deferred fees	$18,846,872	$18,735,543	$111,329

Classified loans and leases held for investment to loans and leases held for investment	0.93%	1.01%

Allowance for Credit Losses:
Allowance for credit losses	$174,646	$172,413	$2,233
Provision for credit losses (for the quarter)	$3,000	$7,000	$(4,000)
Net charge-offs (for the quarter)	$767	$4,485	$(3,718)
Net charge-offs to average loans and leases (for the quarter)	0.02%	0.10%
Allowance for credit losses to loans and leases held for investment	0.93%	0.92%
Allowance for credit losses to nonaccrual loans and leases held for investment	189.1%	174.0%

(1)	Nonaccrual loans include guaranteed amounts of $17.5 million at December 31, 2019 and $15.4 million at September 30, 2019.

Nonaccrual, classified, and special mention loans and leases fluctuate from period to period as a result of loan repayments and our ongoing active portfolio monitoring.

During the fourth quarter of 2019, nonaccrual loans and leases decreased by $6.8 million, while classified loans and leases decreased by $12.7 million and special mention loans and leases increased by $55.0 million. There were no individually significant loan movements in the nonaccrual and classified loans and leases categories. The increase in special mention loans and leases in the fourth quarter was attributable to the downgrade of two security monitoring loans for $77.3 million, offset partially by the payoff of one security monitoring loan for $14.9 million and the net decrease in all other loans and leases of $7.4 million.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	Nonaccrual Loans and Leases				Accruing and
	December 31, 2019		September 30, 2019		30-89 Days Past Due
		% of		% of	December 31,	September 30,
		Loan		Loan	2019	2019
	Amount	Category	Amount	Category	Amount	Amount
	(Dollars in thousands)
Real estate mortgage:
Commercial	$18,346	0.4%	$19,515	0.5%	$1,735	$-
Income producing and other residential	2,478	0.1%	2,868	0.1%	2,094	3,750
Total real estate mortgage	20,824	0.3%	22,383	0.3%	3,829	3,750
Real estate construction and land:
Commercial	364	0.0%	377	0.0%	-	-
Residential	-	0.0%	-	0.0%	1,429	2,622
Total real estate construction and land	364	0.0%	377	0.0%	1,429	2,622
Commercial:
Asset-based	30,162	0.8%	33,015	0.9%	19	48
Venture capital	12,916	0.6%	20,131	0.9%	-	-
Other commercial	27,594	1.6%	22,554	1.2%	2,258	4,068
Total commercial	70,672	0.9%	75,700	1.0%	2,277	4,116
Consumer	493	0.1%	653	0.2%	1,006	795
Total held for investment	$92,353	0.5%	$99,113	0.5%	$8,541	$11,283

STOCK REPURCHASE PROGRAM

During the fourth quarter of 2019, there were no stock repurchases. At December 31, 2019, the remaining amount that could be used to repurchase shares under the $225 million Stock Repurchase Program was $124.7 million.

ABOUT PACWEST BANCORP

PacWest Bancorp (“PacWest”) is a bank holding company with over $26 billion in assets with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). The Bank has 74 full-service branches located in California, one branch located in Durham, North Carolina, and one branch located in Denver, Colorado. Our Community Banking group provides lending and comprehensive deposit and treasury management services to small and medium-sized businesses conducted primarily through our California-based branch offices and Denver, Colorado branch office. We offer additional products and services through our National Lending and Venture Banking groups. National Lending provides asset-based, equipment, and real estate loans and treasury management services to established middle-market businesses on a national basis. Venture Banking offers a comprehensive suite of financial services focused on entrepreneurial or venture-backed businesses and their venture capital and private equity investors, with offices located in key innovative hubs across the United States. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Such statements include future financial and operating results, expectations, intentions and other statements that are not historical facts. Such statements are based on information available at the time of this communication and are based on current beliefs and expectations of the Company’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those set forth in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by the Company with the Securities and Exchange Commission.

We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	December 31,	September 30,	December 31,
	2019	2019	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$172,585	$252,596	$175,830
Interest-earning deposits in financial institutions	465,039	483,405	209,937
Total cash and cash equivalents	637,624	736,001	385,767

Securities available-for-sale, at estimated fair value	3,797,187	3,817,348	4,009,431
Federal Home Loan Bank stock, at cost	40,924	26,865	32,103
Total investment securities	3,838,111	3,844,213	4,041,534

Loans held for sale	-	-	-

Gross loans and leases held for investment	18,910,740	18,796,011	18,026,365
Deferred fees, net	(63,868)	(60,468)	(68,652)
Total loans and leases held for investment, net of deferred fees	18,846,872	18,735,543	17,957,713
Allowance for loan and lease losses	(138,785)	(138,552)	(132,472)
Total loans and leases held for investment, net	18,708,087	18,596,991	17,825,241

Equipment leased to others under operating leases	324,084	295,854	292,677
Premises and equipment, net	38,585	37,926	34,661
Foreclosed assets, net	440	1,366	5,299
Goodwill	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	38,394	42,547	57,120
Other assets	636,811	621,059	540,385
Total assets	$26,770,806	$26,724,627	$25,731,354

LIABILITIES:
Noninterest-bearing deposits	$7,243,298	$7,441,185	$7,888,915
Interest-bearing deposits	11,989,738	12,292,018	10,981,586
Total deposits	19,233,036	19,733,203	18,870,501
Borrowings	1,759,008	1,253,031	1,371,114
Subordinated debentures	458,209	456,145	453,846
Accrued interest payable and other liabilities	365,856	362,140	210,305
Total liabilities	21,816,109	21,804,519	20,905,766
STOCKHOLDERS' EQUITY (1)	4,954,697	4,920,108	4,825,588
Total liabilities and stockholders’ equity	$26,770,806	$26,724,627	$25,731,354

Book value per share	$41.36	$41.06	$39.17
Tangible book value per share (2)	$19.77	$19.43	$18.02
Shares outstanding	119,781,605	119,831,192	123,189,833

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$78,658	$95,887	$(6,075)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$263,402	$275,978	$272,522	$1,097,845	$1,047,969
Investment securities	28,135	28,806	29,690	115,569	111,619
Deposits in financial institutions	2,056	2,424	527	6,479	2,082
Total interest income	293,593	307,208	302,739	1,219,893	1,161,670

Interest expense:
Deposits	34,802	40,703	28,834	148,460	80,140
Borrowings	5,189	6,852	4,602	26,961	11,985
Subordinated debentures	6,983	7,417	7,538	29,843	28,631
Total interest expense	46,974	54,972	40,974	205,264	120,756

Net interest income	246,619	252,236	261,765	1,014,629	1,040,914
Provision for credit losses	3,000	7,000	12,000	22,000	45,000
Net interest income after provision for credit losses	243,619	245,236	249,765	992,629	995,914

Noninterest income:
Service charges on deposit accounts	3,611	3,525	4,091	14,637	16,509
Other commissions and fees	10,170	10,855	11,114	43,623	45,543
Leased equipment income	10,648	9,615	9,384	38,727	37,881
Gain on sale of loans and leases	23	765	-	1,114	4,675
Gain on sale of securities	184	908	786	25,445	8,176
Other income	2,540	7,761	8,151	19,016	35,851
Total noninterest income	27,176	33,429	33,526	142,562	148,635

Noninterest expense:
Compensation	74,637	71,424	69,299	285,862	282,568
Occupancy	14,541	14,089	13,356	57,407	53,223
Data processing	6,770	7,044	6,930	27,556	27,225
Other professional services	4,261	4,400	6,198	17,803	21,952
Insurance and assessments	4,168	4,100	4,202	16,404	20,705
Intangible asset amortization	4,153	4,833	4,986	18,726	22,506
Leased equipment depreciation	6,856	5,951	5,758	24,016	21,371
Foreclosed assets (income) expense, net	(3,446)	8	(311)	(3,555)	(751)
Acquisition, integration and reorganization costs	(269)	-	970	349	1,770
Customer related expense	3,952	3,539	2,933	13,839	10,353
Loan expense	2,967	3,628	2,991	12,931	10,569
Other expense	5,138	7,793	11,923	30,913	39,741
Total noninterest expense	123,728	126,809	129,235	502,251	511,232

Earnings before income taxes	147,067	151,856	154,056	632,940	633,317
Income tax expense	29,186	41,830	39,015	164,304	167,978
Net earnings	$117,881	$110,026	$115,041	$468,636	$465,339

Basic and diluted earnings per share	$0.98	$0.92	$0.93	$3.90	$3.72
Dividends declared and paid per share	$0.60	$0.60	$0.60	$2.40	$2.30

PACWEST BANCORP AND SUBSIDIARIES

NET EARNINGS PER SHARE CALCULATIONS

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
	2019	2019	2018	2019	2018
	(In thousands, except per share data)
Basic Earnings Per Share:
Net earnings	$117,881	$110,026	$115,041	$468,636	$465,339
Less: earnings allocated to unvested restricted stock (1)	(1,458)	(1,369)	(1,219)	(5,182)	(5,119)
Net earnings allocated to common shares	$116,423	$108,657	$113,822	$463,454	$460,220

Weighted-average basic shares and unvested restricted stock outstanding	119,804	119,831	123,238	120,468	125,100
Less: weighted-average unvested restricted stock outstanding	(1,566)	(1,622)	(1,426)	(1,502)	(1,460)
Weighted-average basic shares outstanding	118,238	118,209	121,812	118,966	123,640

Basic earnings per share	$0.98	$0.92	$0.93	$3.90	$3.72

Diluted Earnings Per Share:
Net earnings allocated to common shares	$116,423	$108,657	$113,822	$463,454	$460,220

Weighted-average diluted shares outstanding	118,238	118,209	121,812	118,966	123,640

Diluted earnings per share	$0.98	$0.92	$0.93	$3.90	$3.72

(1)	Represents cash dividends paid to holders of unvested stock, net of forfeitures, plus undistributed earnings amounts available to holders of unvested restricted stock, if any.

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost
	(Dollars in thousands)
Assets:
Loans and leases (1)(2)	$18,470,583	$263,783	5.67%	$18,539,281	$276,309	5.91%	$17,275,343	$272,824	6.27%
Investment securities (3)	3,811,216	29,509	3.07%	3,809,243	32,213	3.36%	3,899,520	30,992	3.15%
Deposits in financial institutions	498,068	2,056	1.64%	445,152	2,424	2.16%	94,500	527	2.21%
Total interest-earning assets (1)	22,779,867	295,348	5.14%	22,793,676	310,946	5.41%	21,269,363	304,343	5.68%
Other assets	3,600,872			3,612,927			3,515,099
Total assets	$26,380,739			$26,406,603			$24,784,462

Liabilities and Stockholders' Equity:
Interest checking	$3,731,696	10,031	1.07%	$3,598,698	11,942	1.32%	$2,785,702	7,932	1.13%
Money market	5,117,553	12,063	0.94%	5,121,856	14,807	1.15%	5,107,468	13,621	1.06%
Savings	509,497	204	0.16%	515,649	218	0.17%	597,259	273	0.18%
Time	2,744,156	12,504	1.81%	2,795,573	13,736	1.95%	1,932,332	7,008	1.44%
Total interest-bearing deposits	12,102,902	34,802	1.14%	12,031,776	40,703	1.34%	10,422,761	28,834	1.10%
Borrowings	1,179,220	5,189	1.75%	1,181,313	6,852	2.30%	764,039	4,602	2.39%
Subordinated debentures	456,997	6,983	6.06%	456,011	7,417	6.45%	452,998	7,538	6.60%
Total interest-bearing liabilities	13,739,119	46,974	1.36%	13,669,100	54,972	1.60%	11,639,798	40,974	1.40%
Noninterest-bearing demand deposits	7,338,888			7,487,555			8,163,699
Other liabilities	372,550			359,202			222,564
Total liabilities	21,450,557			21,515,857			20,026,061
Stockholders' equity	4,930,182			4,890,746			4,758,401
Total liabilities and stockholders' equity	$26,380,739			$26,406,603			$24,784,462
Net interest income (1)		$248,374			$255,974			$263,369
Net interest spread (1)			3.78%			3.81%			4.28%
Net interest margin (1)			4.33%			4.46%			4.91%

Total deposits (4)	$19,441,790	$34,802	0.71%	$19,519,331	$40,703	0.83%	$18,586,460	$28,834	0.62%

(1)	Tax equivalent.
(2)	Includes discount accretion on acquired loans of $3.0 million, $2.6 million, and $6.9 million for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018, respectively.
(3)	Includes tax-equivalent adjustments of $1.4 million, $3.4 million, and $1.3 million for the three months ended December 31, 2019, September 30, 2019, and December 31, 2018 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Dollars in thousands, except per share data)
ASSETS:
Cash and due from banks	$172,585	$252,596	$185,075	$224,758	$175,830
Interest-earning deposits in financial institutions	465,039	483,405	422,663	332,124	209,937
Total cash and cash equivalents	637,624	736,001	607,738	556,882	385,767

Securities available-for-sale	3,797,187	3,817,348	3,807,244	3,994,708	4,009,431
Federal Home Loan Bank stock	40,924	26,865	43,146	29,430	32,103
Total investment securities	3,838,111	3,844,213	3,850,390	4,024,138	4,041,534

Loans held for sale	-	-	-	25,124	-

Gross loans and leases held for investment	18,910,740	18,796,011	18,532,740	18,371,295	18,026,365
Deferred fees, net	(63,868)	(60,468)	(59,888)	(63,598)	(68,652)
Total loans and leases held for investment, net of deferred fees	18,846,872	18,735,543	18,472,852	18,307,697	17,957,713
Allowance for loan and lease losses	(138,785)	(138,552)	(135,037)	(136,281)	(132,472)
Total loans and leases held for investment, net	18,708,087	18,596,991	18,337,815	18,171,416	17,825,241

Equipment leased to others under operating leases	324,084	295,854	300,668	293,853	292,677
Premises and equipment, net	38,585	37,926	38,162	37,783	34,661
Foreclosed assets, net	440	1,366	1,472	3,291	5,299
Goodwill	2,548,670	2,548,670	2,548,670	2,548,670	2,548,670
Core deposit and customer relationship intangibles, net	38,394	42,547	47,380	52,250	57,120
Other assets	636,811	621,059	612,119	610,731	540,385
Total assets	$26,770,806	$26,724,627	$26,344,414	$26,324,138	$25,731,354

LIABILITIES:
Noninterest-bearing deposits	$7,243,298	$7,441,185	$7,299,213	$7,712,409	$7,888,915
Interest-bearing deposits	11,989,738	12,292,018	11,506,543	11,573,518	10,981,586
Total deposits	19,233,036	19,733,203	18,805,756	19,285,927	18,870,501
Borrowings	1,759,008	1,253,031	1,913,059	1,481,087	1,371,114
Subordinated debentures	458,209	456,145	456,112	454,458	453,846
Accrued interest payable and other liabilities	365,856	362,140	317,477	311,684	210,305
Total liabilities	21,816,109	21,804,519	21,492,404	21,533,156	20,905,766
STOCKHOLDERS' EQUITY (1)	4,954,697	4,920,108	4,852,010	4,790,982	4,825,588
Total liabilities and stockholders’ equity	$26,770,806	$26,724,627	$26,344,414	$26,324,138	$25,731,354

Book value per share	$41.36	$41.06	$40.49	$39.86	$39.17
Tangible book value per share (2)	$19.77	$19.43	$18.83	$18.22	$18.02
Shares outstanding	119,781,605	119,831,192	119,829,104	120,201,149	123,189,833

(1) Includes net unrealized gain (loss) on securities available-for-sale, net	$78,658	$95,887	$73,066	$37,258	$(6,075)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Dollars in thousands, except per share data)
Interest income:
Loans and leases	$263,402	$275,978	$284,236	$274,229	$272,522
Investment securities	28,135	28,806	28,948	29,680	29,690
Deposits in financial institutions	2,056	2,424	1,349	650	527
Total interest income	293,593	307,208	314,533	304,559	302,739

Interest expense:
Deposits	34,802	40,703	38,720	34,235	28,834
Borrowings	5,189	6,852	7,210	7,710	4,602
Subordinated debentures	6,983	7,417	7,705	7,738	7,538
Total interest expense	46,974	54,972	53,635	49,683	40,974

Net interest income	246,619	252,236	260,898	254,876	261,765
Provision for credit losses	3,000	7,000	8,000	4,000	12,000
Net interest income after provision for credit losses	243,619	245,236	252,898	250,876	249,765

Noninterest income:
Service charges on deposit accounts	3,611	3,525	3,771	3,730	4,091
Other commissions and fees	10,170	10,855	11,590	11,008	11,114
Leased equipment income	10,648	9,615	9,182	9,282	9,384
Gain on sale of loans and leases	23	765	326	-	-
Gain on sale of securities	184	908	22,192	2,161	786
Other income	2,540	7,761	3,832	4,883	8,151
Total noninterest income	27,176	33,429	50,893	31,064	33,526

Noninterest expense:
Compensation	74,637	71,424	68,956	70,845	69,299
Occupancy	14,541	14,089	14,457	14,320	13,356
Data processing	6,770	7,044	6,817	6,925	6,930
Other professional services	4,261	4,400	4,629	4,513	6,198
Insurance and assessments	4,168	4,100	4,098	4,038	4,202
Intangible asset amortization	4,153	4,833	4,870	4,870	4,986
Leased equipment depreciation	6,856	5,951	5,558	5,651	5,758
Foreclosed assets (income) expense, net	(3,446)	8	(146)	29	(311)
Acquisition, integration and reorganization costs	(269)	-	-	618	970
Customer related expense	3,952	3,539	3,405	2,943	2,933
Loan expense	2,967	3,628	3,451	2,885	2,991
Other expense	5,138	7,793	9,332	8,650	11,923
Total noninterest expense	123,728	126,809	125,427	126,287	129,235

Earnings before income taxes	147,067	151,856	178,364	155,653	154,056
Income tax expense	29,186	41,830	50,239	43,049	39,015
Net earnings	$117,881	$110,026	$128,125	$112,604	$115,041

Basic and diluted earnings per share	$0.98	$0.92	$1.07	$0.92	$0.93
Dividends declared and paid per share	$0.60	$0.60	$0.60	$0.60	$0.60

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	1.77%	1.65%	1.99%	1.77%	1.84%
Return on average equity (1)	9.49%	8.93%	10.66%	9.48%	9.59%
Return on average tangible equity (1)(2)	19.98%	19.01%	23.15%	20.64%	21.23%
Efficiency ratio	44.8%	42.3%	41.6%	42.4%	41.7%
Noninterest expense as a percentage of average assets (1)	1.86%	1.91%	1.95%	1.99%	2.07%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	5.67%	5.91%	6.26%	6.16%	6.27%
Average interest-earning assets (3)	5.14%	5.41%	5.68%	5.60%	5.68%
Cost of:
Average interest-bearing deposits	1.14%	1.34%	1.35%	1.24%	1.10%
Average total deposits	0.71%	0.83%	0.81%	0.73%	0.62%
Average interest-bearing liabilities	1.36%	1.60%	1.64%	1.57%	1.40%
Net interest spread (3)	3.78%	3.81%	4.04%	4.03%	4.28%
Net interest margin (3)	4.33%	4.46%	4.72%	4.69%	4.91%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$18,470,583	$18,539,281	$18,239,690	$18,064,230	$17,275,343
Interest-earning assets	22,779,867	22,793,676	22,258,828	22,144,711	21,269,363
Total assets	26,380,739	26,406,603	25,849,189	25,775,949	24,784,462
Liabilities:
Noninterest-bearing deposits	7,338,888	7,487,555	7,544,027	7,783,652	8,163,699
Interest-bearing deposits	12,102,902	12,031,776	11,545,785	11,156,773	10,422,761
Total deposits	19,441,790	19,519,331	19,089,812	18,940,425	18,586,460
Borrowings	1,179,220	1,181,313	1,142,223	1,218,319	764,039
Subordinated debentures	456,997	456,011	454,901	454,203	452,998
Interest-bearing liabilities	13,739,119	13,669,100	13,142,909	12,829,295	11,639,798
Stockholders' equity	4,930,182	4,890,746	4,818,889	4,815,965	4,758,401

(1)	Annualized.
(2)	Non-GAAP measure.
(3)	Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2019	2019	2019	2019	2018
	(Dollars in thousands)
Credit Quality Ratios:
Nonaccrual loans and leases held for investment to loans and leases held for investment	0.49%	0.53%	0.44%	0.48%	0.44%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.49%	0.54%	0.45%	0.50%	0.47%
Classified loans and leases held for investment to loans and leases held for investment	0.93%	1.01%	1.03%	1.04%	1.32%
Provision for credit losses (for the quarter) to average loans and leases held for investment (annualized)	0.06%	0.15%	0.18%	0.09%	0.28%
Net charge-offs (for the quarter) to average loans and leases held for investment (annualized)	0.02%	0.10%	0.25%	0.00%	0.46%
Trailing 12 months net charge-offs to average loans and leases held for investment	0.09%	0.20%	0.18%	0.22%	0.26%
Allowance for credit losses to loans and leases held for investment	0.93%	0.92%	0.92%	0.95%	0.94%
Allowance for credit losses to nonaccrual loans and leases held for investment	189.1%	174.0%	209.1%	195.6%	213.5%

PacWest Bancorp Consolidated Capital:
Tier 1 leverage ratio (1)	9.74%	9.50%	9.49%	9.38%	10.13%
Common equity tier 1 capital ratio (1)	9.78%	9.55%	9.53%	9.48%	10.01%
Tier 1 capital ratio (1)	9.78%	9.55%	9.53%	9.48%	10.01%
Total capital ratio (1)	12.41%	12.16%	12.18%	12.15%	12.72%
Risk-weighted assets (1)	$23,582,495	$23,579,614	$23,117,199	$22,939,074	$22,525,096

Equity to assets ratio	18.51%	18.41%	18.42%	18.20%	18.75%
Tangible common equity ratio (2)	9.79%	9.65%	9.50%	9.23%	9.60%
Book value per share	$41.36	$41.06	$40.49	$39.86	$39.17
Tangible book value per share (2)	$19.77	$19.43	$18.83	$18.22	$18.02

Pacific Western Bank Capital:
Tier 1 leverage ratio (1)	10.95%	10.72%	10.76%	10.57%	10.80%
Common equity tier 1 capital ratio (1)	11.00%	10.79%	10.80%	10.69%	10.68%
Tier 1 capital ratio (1)	11.00%	10.79%	10.80%	10.69%	10.68%
Total capital ratio (1)	11.74%	11.52%	11.53%	11.45%	11.44%

(1)	Capital information for December 31,2019 is preliminary.
(2)	Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) return on average tangible equity, (2) tangible common equity ratio, and (3) tangible book value per share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of return on average tangible equity, tangible common equity ratio, and tangible book value per share is prevalent among banking regulators, investors and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures of: (1) return on average equity, (2) equity to assets ratio, and (3) book value per share.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
Return on Average Tangible Equity	2019	2019	2018	2019	2018
	(Dollars in thousands)
Net earnings	$117,881	$110,026	$115,041	$468,636	$465,339

Average stockholders' equity	$4,930,182	$4,890,746	$4,758,401	$4,864,332	$4,809,667
Less: Average intangible assets	2,589,217	2,593,925	2,608,497	2,596,389	2,616,820
Average tangible common equity	$2,340,965	$2,296,821	$2,149,904	$2,267,943	$2,192,847

Return on average equity (1)	9.49%	8.93%	9.59%	9.63%	9.68%
Return on average tangible equity (2)	19.98%	19.01%	21.23%	20.66%	21.22%

(1)	Annualized net earnings divided by average stockholders' equity.
(2)	Annualized net earnings divided by average tangible common equity.

Tangible Common Equity Ratio/	December 31,	September 30,	June 30,	March 31,	December 31,
Tangible Book Value Per Share	2019	2019	2019	2019	2018
	(Dollars in thousands, except per share data)
Stockholders' equity	$4,954,697	$4,920,108	$4,852,010	$4,790,982	$4,825,588
Less: Intangible assets	2,587,064	2,591,217	2,596,050	2,600,920	2,605,790
Tangible common equity	$2,367,633	$2,328,891	$2,255,960	$2,190,062	$2,219,798

Total assets	$26,770,806	$26,724,627	$26,344,414	$26,324,138	$25,731,354
Less: Intangible assets	2,587,064	2,591,217	2,596,050	2,600,920	2,605,790
Tangible assets	$24,183,742	$24,133,410	$23,748,364	$23,723,218	$23,125,564

Equity to assets ratio	18.51%	18.41%	18.42%	18.20%	18.75%
Tangible common equity ratio (1)	9.79%	9.65%	9.50%	9.23%	9.60%

Book value per share	$41.36	$41.06	$40.49	$39.86	$39.17
Tangible book value per share (2)	$19.77	$19.43	$18.83	$18.22	$18.02
Shares outstanding	119,781,605	119,831,192	119,829,104	120,201,149	123,189,833

(1)	Tangible common equity divided by tangible assets.
(2)	Tangible common equity divided by shares outstanding.